Exhibit 32.1

SECTION 1350 CERTIFICATIONS*

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. § 1350), Howard W. Robin, Chief Executive Officer, President and Director of Nektar Therapeutics (the “Company”), and Sandra Gardiner, Interim Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 10-K, for the year ended December 31, 2024, to which this Certification is attached as Exhibit 32.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the period covered by the Annual Report.

Dated: March 14, 2025

/s/ HOWARD W. ROBIN	/s/ Sandra Gardiner
Howard W. Robin	Sandra Gardiner
Chief Executive Officer, President and Director	Interim Chief Financial Officer

*
This certification accompanies the Annual Report on Form 10-K, to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.